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                                                                    EXHIBIT 11.1

                                  UTILX CORPORATION

                STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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                                                                      Quarter Ended June 30,
                                                     --------------------------------------------------------
                                                                1996                          1995
                                                                                    Earnings
                                                       Earnings       Shares         (Loss)         Shares
                                                     -----------    -----------    -----------    -----------
                                                             (In Thousands, Except Per Share Amounts)

Primary earnings (loss) per common share:

Net earnings (loss) available for common
    stock and weighted average common
    shares outstanding                                $      653          7,185     $     (460)         7,185

Stock options and warrants assumed
    exercised - net                                                          13
                                                     -----------    -----------    -----------    -----------

Total net earnings (loss) and primary
    common shares                                     $      653          7,198     $     (460)         7,185
                                                     -----------    -----------    -----------    -----------
                                                     -----------    -----------    -----------    -----------

Primary earnings (loss) per common share              $      .09                    $     (.06)
                                                     -----------                   -----------
                                                     -----------                   -----------


Fully diluted earnings (loss) per common share:

Net earnings (loss) available for common
    stock and weighted average common
    shares outstanding                                $      653          7,185     $     (460)         7,185

Stock options and warrants assumed
    exercised -net                                                           13
                                                     -----------    -----------    -----------    -----------

Total net earnings (loss) and fully diluted
    common shares                                     $      653          7,198     $     (460)         7,185
                                                     -----------    -----------    -----------    -----------
                                                     -----------    -----------    -----------    -----------

Fully diluted earnings (loss) per common
    share                                             $      .09                    $     (.06)
                                                     -----------                   -----------
                                                     -----------                   -----------


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